                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 3, 2002
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                              Datatec Systems, Inc.
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             (Exact name of Registrant as specified in its charter)

            Delaware                    000-20688            94-2914253
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 (State or Other Jurisdiction           (Commission          (IRS Employer
 of Incorporation)                      File Number)         Identification No.)

                  23 Madison Road, Fairfield, New Jersey 07004
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                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (973) 808-4000
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.   Other Events.
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            On April 3, 2002, Datatec Systems, Inc. (the "Company") issued an aggregate of $2.0 million principal amount of Subordinated Secured Convertible
Debentures (the "Debentures") and warrants to purchase an aggregate of 270,000 shares of the Company's common stock, $0.001 par value per share (the "Common
Stock"), pursuant to a Subordinated Secured Convertible Debentures and Warrants
Purchase Agreement (the "Purchase Agreement"), by and among the Company and the investors signatory thereto (the "Investors"). The Debentures mature on July 2,
2003 and bear interest at a rate of 5% per annum. The interest is due quarterly, on March 31, June 30, September 30 and December 31 of each year (with the first installment of interest due and payable on September 30, 2002), and is payable in cash or Common Stock at the Company's option, subject to certain listing and registration requirements relating to the Common Stock. The Debentures are secured by all assets of the Company, which security interest is junior to the security interest granted to the Company's existing senior lender.

            The holder of each Debenture is entitled, at its option, to convert at any time the principal amount of the Debenture or any portion thereof, together with accrued but unpaid interest, into shares of the Company's Common
Stock at a conversion price for each share of Common Stock equal to the lower of
(a) $1.16 or (b) 100% of the average of the two lowest closing bid prices of the
Common Stock on the principal market during the twenty consecutive trading days ending with the last trading day prior to the date of conversion. The conversion price may not be less than the floor price of $0.65, except to the extent that the Company does not exercise its right to redeem the Debentures, as more fully described therein. The conversion price is subject to reduction in the event the
Common Stock does not meet certain listing requirements or the Company sells
Common Stock in capital raising transactions below the applicable conversion price.

            In connection with the financing, the Company issued to the
Investors five-year warrants (the "Warrants") to purchase an aggregate of
270,000 shares of Common Stock at an exercise price of $1.416 per share.

            The Company has agreed to prepare and file a registration statement covering the resale of the shares of Common Stock issuable upon the conversion of the Debentures and the exercise of the Warrants. The Registration Statement is to be filed with the Securities and Exchange Commission not later than May 3,
2002.

            The Company intends to use the proceeds of the financing for working capital purposes.

            The foregoing summary of the terms of the Purchase Agreement, the
Debentures, the Warrants and other related agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3,
10.4, and 10.5 and incorporated herein by reference.

            In connection with the financing, on April 3, 2002, the Company amended its Rights Agreement with Continental Stock Transfer & Trust Company to exclude the Investors from the definition of "Acquiring Person."

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits.
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            (c)         Exhibits

                        Exhibit No.             Exhibits
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                           10.1                 Subordinated Secured Convertible
                                                Debentures and Warrants Purchase
                                                Agreement, dated as of April 3,
                                                2002, by and among the Company
                                                and the investors signatory
                                                thereto.

                           10.2                 Form of 5% Subordinated Secured
                                                Convertible Debenture, dated as
                                                of April 3, 2002.

                           10.3                 Form of Stock Purchase Warrant,
                                                dated as of April 3, 2002.

                           10.4                 Registration Rights Agreement,
                                                dated as of April 3, 2002, by
                                                and among the Company and the
                                                investors signatory thereto.

                           10.5                 Security Agreement, dated as of
                                                April 3, 2002, by and among the
                                                Company and the investors
                                                signatory thereto.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 DATATEC SYSTEMS, INC.

Dated: April 5, 2002                             By: /s/ Isaac Gaon
                                                     ---------------------------
                                                 Name:   Isaac J. Gaon
                                                 Title:  Chief Executive Officer